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July 18, 2001


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for People's Bancshares, Inc. (the "Registrant") and, under the date of January 26, 2001, except for Note 2 as to which the date is March 26, 2001, we reported on the consolidated financial statements of People's Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000. On June 28, 2001, we were informed that our appointment as principal accountants was terminated effective June 26, 2001.

We have read the Registrant's statements included under Item 4 of its Form 8-K/A dated July 19, 2001, and we agree with such statements except that we were not present at the referenced meeting of the Registrant's Board of Directors and therefore have no direct knowledge of the activities of such meeting, and we have no knowledge of the events described in paragraph four.


Very truly yours,

/s/ Wolf & Company, P.C.
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Wolf & Company, P.C.